                            WILLIAMS LAW GROUP, P.A.
                             2503 West Gardner Court
                                 Tampa, FL 33611

July 3, 2003

VIA TELEFAX

SKYWAY COMMUNICATIONS HOLDING CORP.
CLEARWATER FLORIDA

Re: 12,300,000 Shares of Common Stock, $0.01 par value per share

Ladies and Gentlemen:

We have acted as counsel to SKYWAY COMMUNICATIONS HOLDING CORP., a Florida corporation (the "Company"), in connection with the registration on Form S-8
(the "Registration Statement") under the Securities Act of 1933, as amended, of
12,300,000 shares of the Company's common stock, $0.01 par value, and related
Warrants in connection with the Consulting Services Agreements entered into by and between the Company and Michael Farkas and Bruce Baker (collectively, the
"Agreements").

This opinion is being furnished in accordance with the requirements of Item 8 of
Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We are familiar with the proceedings to date with respect to the proposed issuance of the shares contemplated by the Registration Statement and have examined such records, documents and questions of law and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.

Based on the foregoing, we are of the opinion that:

        o   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; and

        o   Assuming the accuracy of the documents, representations and warranties of the Company, each share that will be newly issued under the terms and provisions of the Agreements, will have legally issued, fully paid and non- assessable when:

                 o   The Registration Statement, as it may be amended, shall
                     have become effective under the Securities Act;

                 o   Such shares shall have been duly issued pursuant to the
                     authorization of the Company's Board of Directors or a duly authorized committee thereof, in the manner contemplated by them; and

                 o   A certificate representing such shares shall have been duly executed, countersigned and registered and duly delivered
                     to the participant thereof against payment of the agreed
                     consideration therefore (not less than the par value
                     thereof) determined in accordance with the terms of the
                     Agreements.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the United States or various states to the sale of the
Shares, as contemplated by the Registration Statement. In delivering this opinion letter, we have assumed, as to questions of fact, among other things, the accuracy of representations and the genuineness of documents and signatures given to or reviewed by us.

This opinion letter is limited to the General Corporation Law of the State of
Florida. The opinions expressed herein are solely for your benefit in connection with the Form S-8 Registration Statement of the Company and may not
be relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm.

We hereby consent to the filing of this opinion letter as an Exhibit to he
Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by
Section 7 of the Securities Act or the related rules promulgated by the
Commission thereunder.

                               Sincerely,

                               /s/ Michael T. Williams, Esq.
                               --------------------------------
                                   Michael T. Williams, Esq.